UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2013

PARKE BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 23, 2013, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)           Election of Directors
Nominee	For	Withheld	Broker Non-Vote

Fred G. Choate	2,368,907	181,084	1,877,244
Edward Infantolino	2,498,494	51,497	1,877,244
Jeffrey H. Kripitz	2,503,887	46,104	1,877,244
Jack C. Sheppard, Jr.	2,500,521	49,470	1,877,244

There were no abstentions in the election of directors.

(2)           Ratification of appointment of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
4,329,804	71,379	26,052

There were no broker non-votes on the ratification of auditors.

(3)           Approval of a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
2,059,259	223,539	267,193	1,877,244

(4)           Whether advisory votes on executive compensation should occur every one, two or threeyears.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
819,637	95,296	1,599,000	36,058	1,877,244

(d)           The Registrant’s Board of Directors has determined in light of the vote on Proposal 4 above to include a shareholder advisory vote on executive compensation in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKE BANCORP, INC.
Date: April 24, 2013	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)